UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 19, 2011

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, RDA Holding Co. (“Holdings”) and The Reader’s Digest Association, Inc. (“RDA”, together with Holdings, the “Company”) announced the appointment of Mr. Paul Tomkins as Executive Vice President and Chief Financial Officer of Holdings and RDA, effective May 23, 2011.  Mr. Tomkins, age 54, is succeeding Mr. Thomas Williams as Chief Financial Officer of the Company following the recent appointment of Mr. Williams to the position of President and Chief Executive Officer of the Company.

Prior to joining the Company, Mr. Tomkins spent more than 27 years with AT&T, Inc. (“AT&T”), where he held a progression of financial management positions, including Vice President Controller for AT&T Business Solutions since May 1997 where he was responsible for managing the unit’s financial and reporting processes, as well as internal controls and change management processes both for AT&T Corp. Business and Consumer Services.  Mr. Tomkins was also a member of the AT&T Business Sarbanes/Oxley Steering Committee.  Prior to 1997, Mr. Tomkins served as the head of Accounting Policy and External Reporting at AT&T and also served as the International CFO/Controller for AT&T Global Business Communication Systems (currently Avaya) where he led the deployment of financial systems and processes to support growth outside the United States.  Mr. Tomkins holds a Masters of Business Administration from Seton Hall University (1990) and a Bachelor of Science from Rider College (1979).  Mr. Tomkins is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, a member of the New Jersey Society of Certified Public Accountants and a member of the Seton Hall University Leadership Development Council.

Mr. Tomkins will receive an annual base salary of $450,000.  He will also be eligible for an annual performance incentive bonus with a bonus target of $300,000 for the January 1, 2011 — December 31, 2011 cycle, which bonus will be prorated based on the effective date of Mr. Tomkins’ employment.  Mr. Tomkins will also receive an initial award under the Company’s 2010 Equity Incentive Plan consisting of restricted stock units and non-qualified stock options valued at approximately $500,000, with the actual number of stock options and restricted stock units to be determined based on the fair market value per share of the Company’s common stock on the grant date.  Mr. Tomkins will also be entitled to receive severance benefits under RDA’s Executive Severance Plan.  In the event Mr. Tomkins’s employment is terminated by him for “good reason” or by the Company other than for “cause,” or by reason of Mr. Tomkins’ death or disability, Mr. Tomkins will be entitled to receive, in accordance with RDA’s Executive Severance Plan, severance equal to one year of base salary and target bonus, plus a prorated bonus for the year in which such termination of employment occurs.  Mr. Tomkins will also be entitled to participate in the Company’s benefit programs available to all employees.

On May 19, 2011, the Company issued a press release announcing the appointment of Mr. Tomkins as Executive Vice President and Chief Financial Officer of the Company.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/Andrea Newborn
	Name:	Andrea Newborn
	Title:	Senior Vice President, General Counsel and Secretary
Date: May 25, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 19, 2011